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                                                                   EXHIBIT 10.13

                           THIRD AMENDMENT TO LEASE
                           ------------------------

     THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") dated as of this 16/th/ day of February, 1999, is entered into by and between ZORO, LLC, a California limited liability company ("Landlord"), and FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Tenant").

     The Parties enter into this Third Amendment on the basis of the following facts, understandings and intentions:


                                   RECITALS


     A. Capitalized terms used in this Third Amendment without definition shall have the meanings ascribed to such terms in the Original Lease (as hereinafter defined).

     B. Landlord and Tenant entered into that certain Lease dated January 26, 1998 ("Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises more particularly described therein (the "Original Premises"), located on the second floor of the building owned by Landlord at 650 Townsend Street, San Francisco, California (the "Building").

     C. Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated March 3, 1998 and that certain Second Amendment to Lease dated June 16, 1998. (The Original Lease and the First and Second Amendments are collectively referred to herein as the "Lease").

     D. Tenant desires to lease additional space in the Building (the "Expansion Premises"). The Expansion Premises consist of approximately 2,654 Adjusted Rentable Square Feet as identified on the floor plan attached as Exhibit A-1 hereto.

     E. Landlord and Tenant also desire to amend the Lease to reflect an increase in the Adjusted Rentable Square Footage of the Building of which the Original and Expansion Premises are a part from 666,711 Adjusted Rentable Square Feet to 670,604 Adjusted Rentable Square Feet after measurement by Landlord's consultant in or about July, 1998.

     F. Landlord and Tenant desire to amend the Lease to provide for the Expansion Premises, to reflect the correct total Adjusted Rentable Square Feet for the entire Building, to modify the Base Rent, and certain other matters as provided herein.

                                       1.
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          NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:



                                  AGREEMENTS



1.   THE EXPANSION PREMISES.

     1.1  Delivery of Expansion Premises. Landlord shall deliver the Expansion
          ------------------------------
Premises to Tenant within thirty (30) days after execution of this Third Amendment ("The Expansion Premises Delivery Date").

     1.2  AS-IS Condition. The Expansion Premises is delivered to Tenant in an
          ---------------
"AS-IS" condition and without any obligation on the part of Landlord to perform any improvements. Except as expressly stated in this Third Amendment, Landlord disclaims any warranties with respect to the condition, suitability, fitness or merchantability of the Expansion Premises, and Tenant agrees that it is relying upon its own examination of the condition of the Expansion Premises.

     1.3  Tenant's Improvements.
          ---------------------

          (a) After the Expansion Premises Delivery Date, Tenant agrees to perform, at its sole cost and expense, the following construction work (hereafter "Tenant's Improvements"): (i) Install building standard carpet and paint; (ii) remove existing demising wall within the Expansion Premises; and
(iii) Tenant shall connect all electrical circuitry for the Expansion Premises to the electric meter presently servicing the Original Premises. Upon expiration of the Expansion Premises Term, at Landlord's option, Landlord may require Tenant to reconnect the electrical service for the Expansion Premises to the Building's electric meter.

          (b) Tenant's Improvements shall be constructed with the Landlord's contractor and consultants and shall be directly supervised by Landlord's Project Manager. In consideration of the supervisory, logistical and review work to be performed by Landlord in connection with Tenant's Improvements, Tenant agrees to pay Landlord a "Coordination Fee" equal to $2,654.00. Such coordination fee shall be paid within ten (10) days of billing by Landlord.

          (c) Tenant shall contract directly with Landlord's contractor and consultants to construct Tenant's Improvement.

                                       2.
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          (d)    Tenant acknowledges that Landlord has established procedures for relations with the Building and Planning Departments of the City and County of San Francisco and that Tenant, Tenant's representatives, architects, or agents shall not contact any representatives of the City and County of San Francisco without the presence of Landlord's representative to assure consistency of treatment of the Building and its tenants by such governmental agencies. Any such contact by Tenant's representatives in contravention of this provision which causes an alteration in governmental treatment of the Building which results in additional costs to the Building or any tenant therein, shall be borne by the Tenant.

          (e) Subject to the provisions of paragraph 1.3(d), Tenant shall be solely responsible for obtaining all necessary governmental approvals and permits (including but not limited to the approval of the San Francisco City Planning Department) required to commence and complete the Tenant's Improvements after obtaining the prior approval of Landlord before making any submittal to any governmental agency for permit, which approval of Landlord shall not be unreasonably withheld; and immediately upon receipt thereof, Tenant shall deliver copies of all such approvals and permits to Landlord.

          (f) Except as expressly set forth to the contrary in the Lease with respect to Code Compliance, it shall be Tenant's sole responsibility to satisfy all applicable building code requirements and governmental rules and regulations concerning the design and construction of the Tenant's Improvements. Tenant acknowledges that applying for necessary governmental approvals and permits may, as a consequence, require Tenant to construct improvements beyond those contemplated in Section 1.3(a). Tenant, at its sole cost and expense, shall construct any and all improvements, charges and alterations required by governmental authorities by reason of applying for governmental permits or actually constructing Tenant's Improvements including, without limitation, Life Safety review compliance, ADA, etc.

    1.4   Adjusted Rentable Floor Area. Within thirty (30) days of the Expansion
          ----------------------------
Premises Delivery Date, Landlord's Contractor or Architect, at Tenant's expense, shall measure the Expansion Premises to determine the exact Adjusted Rentable Area of the Expansion Premises. Such determination shall be binding upon Landlord and Tenant and the parties shall execute a letter agreement confirming the Adjusted Rentable Area. Base Rent and other charges shall be proportionately adjusted to reflect any change in the Adjusted Rentable Floor area from 2,654 square feet.

2.   LEASE AMENDMENT.

     Effective upon the Expansion Premises Delivery Date, the Lease shall, without further documentation, be amended as follows:

     2.1  Expansion Premises Term. The term of the Lease for the Expansion Space
          -----------------------
only shall commence on the Expansion Premises Delivery Date and shall expire on
----
the last day of the month immediately following the expiration of five (5) calendar years ("the Expansion Premises Term"). There are no option(s) to renew the term.

                                       3.
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     2.2  Premises. Effective upon the Expansion Premises Delivery Date, the
          --------
Expansion Premises shall be added to the description and size of the Original Premises. Subject to adjustment as provided in Section 1.4 of this Third Amendment, the total size of the Original Premises and Expansion Premises is 20,151 square feet of Adjusted Rentable Area. Upon expiration of the Expansion Premises Term, the size of the Premises shall be reduced to the Adjusted Rentable Area for the Original Premises.

     2.3  Base Rent. Base Rent payable by Tenant during the Expansion Premises
          ---------
Term shall be increased by Six Thousand Six Hundred Thirty Five Dollars ($6,635) per month, Seventy Nine Thousand Six Hundred Twenty Dollars ($79,620) per year ($30 per square foot per year of Adjusted Rental Area applicable to the Expansion Premises only).

     2.4  Additional Charges. Effective upon the Expansion Premises Delivery
          ------------------
Date and continuing until the expiration of the Expansion Premises Term, all provisions of the Lease requiring payment by Tenant of a pro rata share which is based upon the Adjusted Rentable Area of Tenant's premises. (Basic Lease Information, Item N) shall be based upon the aggregate total of Adjusted Rentable Area contained in the Expansion Premises and the Original Premises. Subject to adjustment as provided in Section 1.4, Tenant's aggregate Percentage Share during the Expansion Premises Term is 3.01%.

     2.5  Security Deposit. Concurrently with the execution of this Third
          ----------------
Amendment, the Security Deposit referenced as Item M, Basic Information of the Lease, shall be increased by payment to Landlord of Six Thousand Six Hundred Thirty Five Dollars ($6,635). Subject to the terms of Sections 3.5(b), (c) and
(d), Landlord shall refund to the increased Security Deposit amount of $6,635 to Tenant upon expiration of the Expansion Premises Term.

     2.6  Building Construction. Tenant acknowledges that the Building is a
          ---------------------
redevelopment project and is currently undergoing construction, during normal business hours. Such construction shall, from time to time, and for an indefinite period, create higher than normal noise levels and make it difficult for Landlord to keep the Building in a clean condition.

     2.7  Building Adjusted Rentable Area. The Adjusted Rentable Area of the
          -------------------------------
entire Building in Item N, Basic Information of the Lease is amended to read 670,604 square feet in lieu of 666,7111 square feet.

3.   DEFINED TERMS.

     As used herein, capitalized terms shall have the meaning ascribed to them in the Lease, unless expressly defined herein.

4.   LEASE IN FULL FORCE AND EFFECT.

     Except as hereby modified, the Lease remains unchanged and in full force and effect.

                                       4.
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5.   SUCCESORS AND ASSIGNS.

     This Third Amendment shall bind and inure to the benefit of the parties hereto and its respective successors and assigns.

6.   BROKERS.

     Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker, finder or similar person who is or might be entitled to a commission or other fee in connection with this Third Amendment. Tenant shall protect, defend and indemnify Landlord against, and hold Landlord harmless from, any and all claims, demands, liability and costs (including reasonable attorneys' fees), of any person, other than Landlord's Broker, who claims to have dealt with Tenant in connection with the transaction contemplated by this Third Amendment. Landlord shall protect, defend and indemnify Tenant against, and hold Tenant harmless from, any and all claims, demands, liability and costs (including reasonable attorneys' fees), of any person who claims to have dealt with Landlord in connection with the transaction contemplated by this Third Amendment.

7.   NO DEFAULT.

     Tenant represents and warrants that there are no defaults of Landlord under the Lease or any existing conditions, which upon the giving of notice or the lapse of time, or both, would constitute default under the Lease.

8.   OTHER INSTRUMENTS.

     Landlord and Tenant agree that they shall execute such other and further documents as are necessary or convenient to effect the objectives of this Third Amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year above written.

                         "LANDLORD"
                         ZORO, LLC, a California limited liability company


                         By:  /s/ Martin Zankel
                              ---------------------------------------------
                         Its:     Managing Member
                              ---------------------------------------------


                         "TENANT"
                         FOCAL COMMUNICATIONS CORPORATION, a
                         Delaware corporation

                         By:  /s/ John Barnicle
                              ---------------------------------------------
                         Its:  E.V.P C.O.O
                               --------------------------------------------

                                       5.
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                                  EXHIBIT A-I

                    [PLAN OF TOWNSEND CENTER APPEARS HERE]

                                       6.